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                                                                    EXHIBIT 23.1


                              CUMULUS MEDIA, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Cumulus Media Inc. registration statements on Form S-8 (File No. 333-68487 and File No. 333-58969) of our report, dated April 14, 1999, on our audits of the consolidated financial statements and financial statement schedule of Cumulus Media Inc. and consolidated subsidiaries as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from May 22, 1997 (inception) through December 31, 1997, which report is included in the 1998 Annual Report of Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
April 14, 1999